Exhibit 99.1

NEW INVESTMENTS PRESS RELEASE OF TRILINC GLOBAL IMPACT FUND, LLC

Los Angeles, CA (March 8, 2018) - TriLinc Global Impact Fund (“TriLinc”) announced today that it recently approved $21.0 million in term loan and trade finance transactions, bringing total financing commitments as of February 28, 2018 to $406 million for business expansion and socioeconomic development through its holdings in Sub-Saharan Africa, Latin America, Southeast Asia, and Emerging Europe. The weighted average loan size of the portfolio is $8.40 million with an average duration of 1.9 years. TriLinc is an impact investing fund that provides growth-stage loans and trade finance to established small and medium enterprises (“SMEs”) in developing economies where access to affordable capital is significantly limited.  Impact Investing is defined as investing with the specific objective of achieving a competitive financial return as well as creating positive, measurable impact in communities across the globe.  Since TriLinc commenced operations and through February 28, 2018, TriLinc has funded over $873 million in aggregate investments to 75 borrower companies, including $62 million in temporary investments. TriLinc has funded over $304 million to 22 borrower companies operating in nine developing economies within Latin America, supporting 15,328 permanent employees; over $365 million to 42 borrower companies operating in 12 developing economies within Sub-Saharan Africa and four developed economies transacting within the region, supporting 16,840 permanent employees; over $133 million to 10 borrower companies operating in two developing economies within Southeast Asia and three developed economies transacting within the region, supporting 784 permanent employees; and over $8 million to one borrower company in one country within Emerging Europe, supporting four permanent employees. Of the aggregate investment amount, the Company has received $478.5 million in full aggregate transaction repayments (54.81% of total invested) from existing and exited trade finance, term loan, and temporary investment facilities. The transaction details are summarized below.

Between February 5, 2018 and February 9, 2018, TriLinc funded two separate transactions, totaling $2,392,500 as part of an existing $15,000,000 three year term loan facility to a resource trader based in Hong Kong and operating in Indonesia. Priced at 10.00%, the transactions are set to mature on December 31, 2020 and are secured by a corporate and personal guarantee, assignment of contract, and account charge over bank account, with a cash flow coverage ratio of ≥1.17x. TriLinc’s financing will support the purchase and procurement of resources from mid-sized suppliers in Indonesia to be sold to a large Indian multinational. The borrower supports the supply chain on the ground, generally managing all local logistics, regulatory issues, operational risk, and supplier relationships. The borrower is also indirectly supporting job creation and fostering local economic development in Indonesia through its close relationships with supplier companies who are constructing educational and health facilities and enhancing infrastructure development, such as electricity distribution, clean water access, and transportation. Additionally, the borrower is directly addressing the growing electricity demand in India stemming from economic development, urbanization, and improved electricity infrastructure in many regions of the country.

On February 9, 2018, TriLinc funded $2,000,000 as part of an existing $5,000,000 revolving trade finance facility with a Dolphin-Safe certified Ecuadorian tuna processor and exporter.  Priced at 9.50%, the transaction is set to mature on May 9, 2018, and is secured by inventory and accounts receivable.  TriLinc’s financing aims to support the borrower’s job creation efforts, as the borrower anticipates that it will increase its processing capacity by 30% in the next three years, requiring another work shift and a substantial increase in its workforce.  The borrower is dedicated to the wellbeing of its employees, as shown by its offering employees extensive training programs upon hiring, and performing human resource studies to measure the happiness and efficiency of its employees.

On February 12, 2018, TriLinc funded $559,710 as part of an existing $15,000,000 senior secured 4.2-year term loan to a consumer lender in Colombia that services public sector employees and retirees within small and medium size government agencies throughout the country. Priced at 11.24%, the transaction is set to mature on August 1, 2021, and is secured by the portfolio of payroll deduction loans and all cash flow stemming from such assigned deduction loans, with a cash flow coverage ratio of 2.9x. The borrower anticipates that TriLinc’s loan will assist the company in originating new payroll deduction loans, which would provide middle income consumers with timely and flexible financing for voluntary private consumption.

On February 12, 2018, TriLinc funded $7,685,000 as part of an existing $20,315,000 45-month senior secured term loan to a municipal solid waste-to-jet fuel processor in Mexico. TriLinc Global Sustainable Income Fund, LLC, a private fund sponsored by TriLinc’s sponsor, funded an additional total commitment amount of $5,260,000. TriLinc’s financing will support the development of a services agreement to implement patented waste-to-energy technology in

Mexico and Brazil, where the construction of a waste processing facility and biorefinery will take place. For each new recycling and processing plant constructed, approximately 145,000 tons of municipal solid waste feedstock will be converted into 10.5 million gallons of ethanol each year, which will later be converted into renewable jet fuel, in addition to producing sufficient renewable electricity for the facility operations. The borrower believes that the transfer of this technology into the Mexican marketplace will offer cost savings for waste service providers throughout the growing metropolitan areas, decrease methane emissions from a reduction in landfill cover, reduce carbon emissions through promoting the use of cleaner jet fuel, and create significant employment opportunity for both the construction and operation phases of the facility.  Priced at 14.50%, the transaction is set to mature on July 27, 2021 and is secured by preferred shares in the U.S Patent owner of the waste-to-fuel technology, and exclusive technical and services agreements with future projects in Mexico and Brazil.

On February 12, 2018, TriLinc funded $2,000,000 as part of an existing $9,000,000 revolving trade finance facility with an Ecuadorian shrimp exporter, whose local suppliers of farm-raised shrimp are all licensed by INP, an Ecuadorian institute specializing in biological, technological, and economic research aimed at the management and development of sustainable fisheries. With a fixed interest rate of 9.25%, the transaction is set to mature on July 29, 2018.  The financing is secured by inventory, accounts receivable, and purchase contracts, with a collateral coverage ratio of 3.65x.  The borrower uses state-of-the-art, cost-efficient cooling and freezing equipment to preserve the quality of its product and reduce its environmental footprint. TriLinc’s financing will support the borrower’s position as Ecuador’s seventh-largest shrimp exporter, and strengthen the borrower’s ability to offer competitive wages, health services, and childcare support to its employees.

Between February 13, 2018 and February 21, 2018, TriLinc funded three separate transactions, totaling $1,691,786 as part of an existing $10,000,000 senior secured trade finance facility with four different Nigerian cocoa exporters that source cocoa beans at farm gate from local, smallholder farmers and then process them for export. Priced at 17.50%, the transactions are set to mature between October 14, 2018 and October 22, 2018 and are secured by a pledge of goods, assignment of proceeds, goods and in-transit insurance coverage, and credit insurance, with a collateral coverage ratio of ≥1.17x. The majority of the traders’ offtakers are UTZ “Chain of Custody” certified, in addition to members of the World Cocoa Foundation’s voluntary African Cocoa Initiative which aims to increase the sustainability of the cocoa sector within West Africa.

Between February 21, 2018 and February 22, 2018, TriLinc funded two separate transactions, totaling $4,700,000 as part of an existing $11,000,000 revolving senior secured trade finance facility with a mobile phone distributor based in Hong Kong, which specializes in the trading and distribution of mobile phones, cameras, music players and home appliances. The borrower was appointed to be the exclusive distributor in India of high quality, affordable mobile phones for a multinational networking and telecommunications equipment company. Priced at 10.00%, the transactions are set to mature between May 21, 2018 and May 22, 2018 and are secured by receivables, personal and corporate guarantees, a collection account, and properties in Hong Kong, with a collateral coverage ratio of ≥1.17x. India has the fastest-growing smartphone market in the world, and TriLinc’s financing will support the distribution of mobile phones throughout the country that are both high quality and affordable. In addition to expanding access to technology within India, the borrower maintains an active corporate social responsibility program in India that is focused on bringing technological education to the youth in West Bengal.

“TriLinc’s recent investment activity demonstrates our commitment to deepening our relationships with existing borrower companies to provide them with a source of timely capital to meet their growth plans,” said Gloria Nelund, CEO of TriLinc. “Furthermore, these latest transactions demonstrate TriLinc’s support of enterprises, such as the mobile phone distributor, that seek to enhance the competitiveness of core industries by supplying quality products into international markets.”

About TriLinc Global Impact Fund

TriLinc is a non-traded, externally managed, limited liability company that makes impact investments in SMEs in developing economies that provide the opportunity to achieve both competitive financial returns and positive measurable impact.  TriLinc invests in SMEs through experienced local market sub-advisors, and expects to create a diversified portfolio of financial assets consisting primarily of collateralized private debt instruments.  In addition, the Company aggregates and analyzes social, economic, and environmental impact data to track progress and measure success against stated objectives.